Exhibit 16

John Hancock Variable Insurance Trust

POWER OF ATTORNEY

I do hereby constitute and appoint Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas J. Kolokithas, Mara C.S. Moldwin, Harsha Pulluru, Christopher Sechler, Betsy Anne Seel and Steven Sunnerberg, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Investment Trust (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Combination

American International Trust, a series of John Variable Insurance Trust into

Disciplined Value International Trust, a series of John Hancock Variable Insurance Trust

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

Dated: December 11, 2025.

Name	Signature	Title

Kristie M. Feinberg	/s/ Kristie M. Feinberg	President and Trustee

Fernando A. Silva	/s/ Fernando A. Silva	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Andrew G. Arnott	/s/ Andrew G. Arnott	Trustee

William K. Bacic	/s/ William K. Bacic	Trustee

James R. Boyle	/s/ James R. Boyle	Trustee

William H. Cunningham	/s/ William H. Cunningham	Trustee

Noni Ellison McKee	/s/ Noni Ellison McKee	Trustee

Grace K. Fey	/s/ Grace K. Fey	Trustee

Dean C. Garfield	/s/ Dean C. Garfield	Trustee

Christine L. Hurtsellers	/s/ Christine L. Hurtsellers	Trustee

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee

Kenneth J. Phelan	/s/ Kenneth J. Phelan	Trustee

Frances G. Rathke	/s/ Frances G. Rathke	Trustee

Thomas R. Wright	/s Thomas R. Wright	Trustee